UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Supplement to Completion of Acquisition of Assets

On September 22, 2008 the registrant Wind Energy America Inc. (the “Company”) and Boreal Energy Inc. (“Boreal”) completed the exchange of the Navitas Energy Inc.(“Navitas”) equity interest previously owned by Boreal for wind energy assets previously owned by Navitas, and the Company concurrently released from escrow to Boreal 10,000,000 shares of unregistered common stock of the Company. This was all pursuant to the Asset Purchase Agreement (the “Agreement”) between the Company and Boreal which was closed February 29, 2008 and which closing was reported by registrant in a Form 8-K filing dated February 29, 2008.

The Agreement provided that Boreal could substitute wind energy assets in exchange for its equity interest in Navitas provided the Company is satisfied with the valuation of such substituted assets. Pending resolution of this exchange, Ten Million common shares of the Company were issued into an escrow account to be delivered to Boreal only upon the Company being satisfied with the asset exchange. Since March, 2008, Boreal negotiated and processed an exchange of its Navitas equity interest for wind energy assets satisfactory to the Company, which has now been concluded. The Company has determined that the substituted assets from Boreal have a fair value of at least the $11 Million amount at which the Navitas equity interest was carried on the audited financial statements of Boreal.

The wind energy assets substituted for the Navitas equity interest, and now owned by the Company, are as follows:

i) Two 850kw rated Gamesa G-52 turbines and two 2mw (2,000kw) Gamesa G-80 turbines, and related wind energy generating and transmission infrastructure, which are located on wind farm projects in Minnesota and Iowa;

ii) The Midwest Center for Wind Energy facility and 160 acres on which it is situated in Lincoln County, Minnesota, which facility is a modern building of 14,200 square feet containing 8 lodging rooms, 4 offices, a large meeting area, a conference room, and a maintenance shop area; and

iii) The Viking Wind Energy project in Martin County, Minnesota, which when developed will contain a total wind turbine nameplate rating of up to 100 megawatts, including extensive completed wind studies, meteorological equipment, certain permits, wind capacity factor forecasts conducted by Navitas, and all interconnection documents and agreements related to the project.

Item 3.02	Unregistered Sale of Equity Securities

Effective September 22, 2008 the Company released from escrow to Boreal Energy Inc. the 10,000,000 shares of its common stock related to the exchange of substituted assets for the Navitas equity interest, which common shares are now outstanding and fully paid and nonassessable. No commissions were involved in this transaction and these Ten Million shares were sold and issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2008	Wind Energy America Inc.
	By	/s/ Robert O. Knutson
Robert O. Knutson, Managing Director